Exhibit 99.1

Milestone Pharmaceuticals Announces U.S. Availability of CARDAMYST™ (etripamil) Nasal Spray, the First and Only FDA-Approved Self-Administered Treatment for Adults with Paroxysmal Supraventricular Tachycardia (PSVT)

•	CARDAMYST is now conveniently available to patients through retail pharmacies
•	National sales force hired with promotional launch in mid-February
•	Expected $25 copay cap for eligible commercially insured patients
•	Launch supported by comprehensive patient assistance program offering benefits verification and reimbursement support

CARDAMYST™ (etripamil) nasal spray, the first and only FDA-approved self-administered treatment for adults with paroxysmal supraventricular tachycardia (PSVT), is now available through U.S. retail pharmacies. For more information, please visit CARDAMYST.com.

MONTREAL and CHARLOTTE, N.C., January 26, 2026 (GLOBE NEWSWIRE) – Milestone Pharmaceuticals Inc. (Nasdaq: MIST) today announced that CARDAMYST™ (etripamil) nasal spray, its first commercial product, is now available through U.S. retail pharmacies. CARDAMYST is a prescription medication indicated for the conversion of acute symptomatic episodes of paroxysmal supraventricular tachycardia (PSVT) to sinus rhythm in adults. Implementation of a rapid commercialization plan is underway with a national sales force to be deployed in mid-February 2026.

CARDAMYST will launch with the support of a patient assistance platform as Milestone continues to negotiate with insurers for formulary placement and coverage. The program provides benefits verification, reimbursement support, and copay assistance for most patients with commercial insurance that covers CARDAMYST, helping to reduce financial and administrative barriers to treatment. For eligible commercially insured patients, copays are expected to be capped at $25, reinforcing Milestone’s commitment to making CARDAMYST affordable for patients who need it.

“Many patients have been waiting for help to take greater control of their PSVT condition. Now that CARDAMYST is available, patients have access to a convenient, self-administered option designed to treat episodes of PSVT wherever and whenever they occur,” said Joseph Oliveto, President and Chief Executive Officer of Milestone Pharmaceuticals. “Beyond availability, our team continues to engage insurers with the goal of having CARDAMYST widely covered and affordable.”

The U.S. Food and Drug Administration (FDA) approved CARDAMYST on December 12, 2025, marking the first FDA approval of a treatment for PSVT in more than 30 years.

About Paroxysmal Supraventricular Tachycardia (PSVT)

An estimated two million people in the United States are currently diagnosed with PSVT, which is a type of arrhythmia or abnormal heart rhythm. PSVT is characterized by episodes of sudden onset rapid heartbeats often exceeding 150 to 200 beats per minute. The heart rate spike is unpredictable and may last several hours. The rapid heart rate often causes disabling severe palpitations, shortness of breath, chest discomfort, dizziness or lightheadedness, and distress, forcing patients to limit their daily activities. The uncertainty of when an episode of PSVT will strike or how long it will persist can provoke anxiety in patients and negatively impact their day-to-day life between episodes. The impact and morbidity from an attack can be especially detrimental in patients with underlying cardiovascular or medical conditions, such as heart failure, obstructive coronary disease, or dehydration. Many health care providers are dissatisfied with the lack of effective treatment options, with patients often electing to pursue prolonged, burdensome, and costly trips to the emergency department or even undergo invasive cardiac ablation procedures.

About CARDAMYST

CARDAMYST™ (etripamil) nasal spray is approved by the U.S. Food and Drug Administration (FDA) for the conversion of acute symptomatic episodes of paroxysmal supraventricular tachycardia (PSVT) to sinus rhythm in adults. It is a novel calcium channel blocker nasal spray designed as a self-administered rapid response therapy for patients, thereby bypassing the need for immediate medical oversight. The product is intended to provide health care providers with a new treatment option to enable on-demand care and patient self-management. This portable treatment may provide patients with active management and a greater sense of control over their condition. CARDAMYST is well studied with a robust clinical trial program that includes a completed Phase 3 clinical-stage program for the treatment of PSVT. Currently, etripamil is in Phase 2 development for treatment of PSVT in pediatric patients and Phase 3 development for acute treatment of atrial fibrillation with rapid ventricular rate (AFib-RVR) in adults. For more information, please visit CARDAMYST.com.

Indication

CARDAMYST is indicated for the conversion of acute symptomatic episodes of paroxysmal supraventricular tachycardia (PSVT) to sinus rhythm in adults.

IMPORTANT SAFETY INFORMATION FOR CARDAMYST (etripamil)

What is CARDAMYST?

CARDAMYST is a prescription medicine used to help restore normal sinus heart rhythm in adults who have symptoms of sudden episodes of fast heartbeat called paroxysmal supraventricular tachycardia (PSVT).

It is not known if CARDAMYST is safe and effective in children.

Do not use CARDAMYST if you:

•	are allergic to CARDAMYST or any of its ingredients. See the Patient Information for a complete list of ingredients in CARDAMYST.

•	have limitations in activities due to heart failure (moderate to severe heart failure).
•	have Wolff-Parkinson-White (WPW) syndrome, Lown-Ganong-Levine syndrome, or an abnormal heart rhythm pattern called pre-excitation (delta wave) on an electrocardiogram (ECG).
•	have sick sinus syndrome without a permanent pacemaker.
•	have second degree or higher atrioventricular (AV) block.

Before using CARDAMYST, tell your healthcare provider about all of your medical conditions, including if you:

•	have a history of fainting.
•	have low blood pressure.
•	are pregnant or plan to become pregnant. It is not known if CARDAMYST will harm your unborn baby.
•	are breastfeeding or plan to breastfeed. It is not known if CARDAMYST passes into your breast milk. You should stop breastfeeding for 12 hours after treatment with CARDAMYST. During this time, pump and throw away your breast milk. Talk to your healthcare provider about the best way to feed your baby after using CARDAMYST.

Tell your healthcare provider about all the medicines you take, including prescription and over-the-counter medicines, vitamins, and herbal supplements.

What are the possible side effects of CARDAMYST?

CARDAMYST may cause serious side effects, including:

•	Fainting due to CARDAMYST effects on blood pressure, heart rate, and electrical activity of the heart. CARDAMYST may cause dizziness and fainting, especially in people with a history of fainting and certain heart problems, or people with a history of fainting during an episode of PSVT. Use CARDAMYST while sitting in a safe area where you will not fall if you become dizzy or lightheaded. Lie down if you feel dizzy or lightheaded after using CARDAMYST. If fainting occurs after using CARDAMYST, caregivers should place you on your back and seek medical help.

The most common side effects of CARDAMYST include:

• nasal discomfort • nasal congestion • runny nose	• throat irritation • nosebleed

These are not all of the possible side effects for CARDAMYST. Call your doctor for medical advice about side effects. You may report side effects to FDA at 1-800-FDA-1088.

Please see the full Prescribing Information https://milestonepharma.com/etripamilprescribinginformation.pdf for CARDAMYST.

About Milestone Pharmaceuticals

Milestone Pharmaceuticals Inc. (Nasdaq: MIST) is a biopharmaceutical company developing and commercializing innovative cardiovascular medicines to benefit people living with certain heart conditions. Milestone’s lead product is CARDAMYST™ (etripamil) nasal spray, a novel calcium channel blocker, which is FDA approved for the conversion of acute symptomatic episodes of paroxysmal supraventricular tachycardia (PSVT) to sinus rhythm in adults. Etripamil is also in development for the treatment of symptomatic episodic attacks associated with AFib-RVR.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “continue,” “could,” “demonstrate,” “designed,” “develop,” “estimate,” “expect,” “may,” “pending,” “plan,” “potential,” “progress,” “will”, “intend” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Milestone’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding: the retail availability of CARDAMYST; Milestone’s expectations regarding the promotional launch of CARDAMYST; expectations in regards to etripamil’s efficacy; Milestone’s ability to make CARDAMYST widely covered and affordable, including any applicable copay caps; and other statements not related to historical facts. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether Milestone’s future interactions with the EMA will have satisfactory outcomes; whether and when, if at all, Milestone’s MMA for etripamil will be approved by the EMA; uncertainties related to the timing of initiation, enrollment, completion, evaluation and results of Milestone’s clinical trials; risks and uncertainty related to the complexity inherent in cleaning, verifying and analyzing trial data; and whether the clinical trials will validate the safety and efficacy of etripamil for PSVT or other indications, among others, general economic, political, and market conditions, including deteriorating market conditions due to investor concerns regarding inflation, international tariffs, Russian hostilities in Ukraine and ongoing disputes in the Middle East and overall fluctuations in the financial markets in the United States and abroad, risks related to pandemics and public health emergencies, and risks related the sufficiency of Milestone’s capital resources and its ability to raise additional capital in the current economic climate. These and other risks are set forth in Milestone’s filings with the U.S. Securities and Exchange Commission (SEC), including in its annual report on Form 10-K for the year ended December 31, 2025 and its quarterly report on Form 10-Q for the quarter ended September 30, 2025, in each case under the caption “Risk Factors,” as such discussions may be updated from time to time by subsequent filings Milestone may make with the SEC. Except as required by law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact:

Investor Relations
Kevin Gardner, kgardner@lifesciadvisors.com

Media Relations
Rebecca Novak, rnovak@milestonepharma.com